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                      Platinum Underwriters Holdings, Ltd.
                             The Belvedere Building
                                69 Pitts Bay Road
                             Hamilton HM 08 Bermuda

                                                                    EXHIBIT 10.9

                                 March 22, 2004

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota 55102

Gentlemen:

                  Reference is made to the Registration Rights Agreement dated as of November 1, 2002 (the "Agreement"), between The St. Paul Companies, Inc. ("St. Paul") and Platinum Underwriters Holdings, Ltd. (the "Company"). Defined terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

                  Section 2.1 of the Agreement provides in pertinent part that, from and after the first anniversary of the Closing, St. Paul has the right, on four occasions, to require the Company to file certain registration statements and, from and after the fifth anniversary of the Closing, St. Paul has the right, on two additional occasions, to require the Company to file certain registration statements, all in accordance with the terms and conditions set forth in said Section 2.1 and the Agreement. St. Paul and the Company hereby agree that, in the event of and after the filing by the Company of the universal shelf registration statement on Form S-3 ("the Registration Statement") with the Securities and Exchange Commission which was approved for filing by the Board of Directors of the Company at its meeting held on March 12, 2004, which registration statement includes 12,000,000 Common Shares (the "St. Paul Shares") that may be sold by St. Paul (or certain subsidiaries) as selling shareholders, St. Paul will have the right, on three occasions, to require the Company to file certain registration statements and, from and after the fifth anniversary of the Closing, St. Paul will have the right, on two additional occasions, to require the Company to file certain registration statements, all in accordance with the terms and conditions set forth in said Section 2.1 and the Agreement.

                  Each of St. Paul and the Company agrees that except as set forth herein, their respective rights, duties and obligations with regard to the registration, offering and sale of the St. Paul Shares under the Registration Statement shall be as if the Registration Statement had been filed pursuant to a Demand Request under the Agreement.

                  If you are in agreement with the foregoing, please acknowledge such agreement and acceptance by signing in the space provided below.

                                       PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                       By: /s/ Justin Cressall
                                           -------------------------------------
                                           Name: Justin Cressall
                                           Title: Treasurer

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Agreed and Accepted as of the Date Set Forth Above:

THE ST. PAUL COMPANIES, INC.

By: /s/ Thomas A. Bradley
    ----------------------------------------
       Name: Thomas A. Bradley
       Title: Executive Vice President and
              Chief Financial Officer